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                                                                     Exhibit 5.1

                      [Morrison & Foerster LLP Letterhead]

                                 June 14, 2000

IMPCO Technologies, Inc.
16804 Gridley Place
Cerritos, California 90703

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 of IMPCO Technologies, Inc., a Delaware corporation (the "Company"), initially filed with the Securities and Exchange Commission on April 7, 2000, and all amendments thereto (collectively, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 2,875,000 shares (the "Stock") of the Company's common stock, $.001 par value. Of the shares registered, 2,000,000 (including up to 375,000 shares subject to the underwriters' over-allotment) are authorized but unissued stock, to be offered and sold by the Company, and 875,000 shares are presently issued and outstanding and are to be sold by certain selling stockholders (the "Selling Stockholders"). The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

     As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of the Stock to be offered by the Company.

     We are of the opinion that the issuance of the 2,000,000 shares of Stock to be offered and sold by the Company has been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendments thereto and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                              Very truly yours,

                              /s/ Morrison & Foerster LLP
                                  Morrison & Foerster LLP